EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in Enterprise GP Holdings L.P.’s Registration Statement No. 333-129668 on Form S-8 of our report dated July 16, 2007, relating to the consolidated financial statements of Texas Eastern Pipeline Company, LLC and subsidiaries and our report dated February 28, 2007, relating to the consolidated financial statements of Jonah Gas Gathering Company and subsidiary, appearing in this Current Report on Form 8-K/A of Enterprise GP Holdings L.P.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
July 16, 2007